UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 12, 2004

Financial Institutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-26481	16-0816610
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 Liberty Street, Warsaw, NY		14569
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	585-786-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 13, 2004 Financial Institutions, Inc. (the "Company") announced the appointment of James T. Rudgers to the position of Senior Vice President and Chief of Community Banking, effective October 12, 2004. Mr. Rudgers will oversee and support the day-to-day activities of the Company’s affiliate CEO’s and their respective boards.

Mr. Rudgers, 54, most recently served as Executive Vice President at Hudson United Bank Corporation, a position he held since January 2002. Hudson United is an $8 billion asset commercial bank with 205 branch offices. His responsibilities included management of retail branches, marketing, public relations and product development, retail risk and operations; call center, retail lending (direct and indirect), and small business and SBA lending. From January 1997 to December 2001 Mr. Rudgers was Senior Vice President and Principal of Manchester Humphreys, Inc. a private equity buy-out firm investing in small industrial manufacturing and distribution companies. Responsibilities included providing consulting and advisory services to companies engaged in merger and acquisition activities and in the solicitation of private equity capital investors.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release dated October 13, 2004 announcing the appointment of James T. Rudgers to the position of Senior Vice President and Chief of Community Banking. The press release is furnished (not filed) as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following exhibit is furnished (not filed) with this Form 8-K.

Exhibit 99.1: Press release of Financial Institutions, Inc. dated October 13, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Institutions, Inc. (Registrant)

October 15, 2004	By:	Ronald A. Miller

Name: Ronald A. Miller
Title: Senior Vice President and CFO

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Exhibit Index

Exhibit No.	Description

EX-99.1	Press Release